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Exhibit 32

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Seawright Holdings, Inc. (the "Company") on Form 10-QSB for the period ending March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Joel Sens, Chief Executive Officer and Treasurer( principal executive officer and principal financial officer), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act, that:

(1) The Report fully complies with Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The Information contained in the Report fairly represents, in all material aspects, the financial condition and result of operations of the Company.

                                       By: /s/ Joel Sens
                                           --------------------------
                                           Joel Sens, Chief Executive
                                           Officer and Treasurer (principal
                                           executive officer and principal
                                           financial officer)

Date: May 23, 2005